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EXHIBIT 10.1

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                          PROJECT ACQUISITION AGREEMENT



                                     BETWEEN



                              GALAXY MINERALS INC.


                                       AND


                          SEARCHLIGHT EXPLORATION, LLC.

                                       AND

                     THE MCINTYRE / BAUMAN NEW JERSEY TRUST




                         DATED AS OF OCTOBER 31ST, 2004




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                          PROJECT ACQUISITION AGREEMENT

         This PROJECT ACQUISITION AGREEMENT (this "Agreement"), dated as of September 20, 2004 is made by and between GALAXY MINERALS INC., a Florida corporation, having offices at 500 Park Ave., Suite 203, Lake Villa, IL 60046 U.S.A. ("Company") and SEARCHLIGHT EXPLORATION LLC, an Arizona limited liability company with offices at 5821 Pristine Falls Ave., Las Vegas, NV 89131 U.S.A. ("Searchlight") and John B. McIntyre and his successors in trust as trustee of the McIntyre / Bauman New Jersey Trust dated December 15, 2001 ("Trust") (Trust and Searchlight are sometimes herein referred to collectively as "Claimholder").

     1. GRANT OF LEASE, PURCHASE OPTION AND 75% NET PROFITS INTEREST. In consideration for the sum of US$5,000 to be paid by Company to Claimholder on or before December, 1st 2004 (the "Initial Payment"), the further payments of $10,000 to be paid by Company to Claim holder quarterly during the Lease Term ("Quarterly Payments"), 250,000 shares of common stock of Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Claimholder hereby leases the unpatented placer and / or lode mining claims known as the Treasure King, Copper Mountain and Monster Projects and more particularly described in Exhibit A hereto and as the Oatman Project as more particularly described in Exhibit B hereto (the "Property") to Company (the "Lease") and grants to Company a 75% net profits interest and an exclusive irrevocable option (the "Purchase Option") to purchase the Property, each on the terms and conditions set forth below. Provided the Initial Payment has been made, the term of the Lease shall commence on November 1, 2004 and, provided that all Quarterly Payments are made, shall run to and including October 31, 2007 (the "initial term"), with the right of Company at its option to extend the Lease for up to three (3) additional three year terms on the same terms and conditions to and including October 31, 2016 (an "extended term") (the initial and extended terms being hereinafter referred to as the "Lease Term"). Company shall have the right to sooner terminate the Lease pursuant to Section 6 and, subject to Section 15 below, to exercise the Purchase Option pursuant to Section 7 at any time during the Lease Term. The Purchase Option may be exercised by Company only upon the delivery to Claimholder of each of (a) a "positive" feasibility study for the Property, (b) corporate resolution of the Company (and any parent company thereof) evidencing an affirmative production decision for the Property and (c) evidence satisfactory to Claimholder that Company has obtained the financing necessary to develop and operate the Property. Upon transfer of title pursuant to exercise of the Purchase Option, the Lease shall terminate. As to the patented claims included in the Property, the Lease and Purchase Option are only in respect of the mineral rights to such patented claims; Trust reserves all rights it may have to the surface of the patented claims and development of same.

     2. TITLE TO THE PROPERTY.

     A. Claimholder hereby represents and warrants to Company as follows:

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     (i) Claimholder owns or is able to convey a full and undivided interest in and to each of the unpatented mining claims included in the Property as of the date hereof and to the mineral rights to the patented mining claims included in the Property;

     (ii) To the best of the knowledge, information and belief of Claimholder, all such claims have been validly located and maintained in accordance with all applicable laws and regulations;

     (iii) All such claims are free and clear of all liens, claims, and encumbrances whatsoever, subject only to the paramount interest of the United States of America and / or the State of Arizona; all taxes, if any, which may be or which may become a lien upon the Property, as of the date hereof, have been paid;

     (iv) The Property is not in any manner encumbered as a result of any conduct or activity of Claimholder;

     (vi) Having secured the approval of its sole member to the terms and conditions of this Agreement, Searchlight has full and complete authority to execute this Agreement on behalf of Searchlight and to grant the rights herein conferred by Searchlight on Company; John B. McIntyre has full and complete authority to execute this Agreement on behalf of Trust; and (vii) Claimholder has no knowledge that any of the mining claims comprising the Property are invalid, or that, except for patented ground owned by others lying within the Project Area and certain unpatented claims of T.W. Anderson, there are other senior mining claims in conflict with any of such claims.

     3. LEASE PAYMENTS AND OTHER PAYMENTS.

          A. During the Lease Term, Company shall make the following payments to Claimholder, which shall constitute a portion of the purchase price for the
Property:

                (i) The Initial Payment of $5,000, on or before December 1, 2004; and

               (ii) The Quarterly Payments each in the amount of $10,000, payable on March 1, June 1, September 1 and December 1 of each year during the Lease Term, commencing with March 1, 2005.

          B. Following Company's exercise of the Purchase Option under Section 7 and resulting termination of the Lease as provided in Section 1, Company shall pay to Claimholder (i) the Claimholder's net profits interest (NPI) under
Section 8A and (ii) the Claimholder's net smelter return (NSR) royalty under
Section 8B. Company's obligation to make payment under Section 8A and Section 8B shall cease to accrue on the first to occur of (i) completion by Company of mining operations, residual leaching and reclamation in the Project Area or (ii) other decision of Company to terminate operations in the Project Area and, if Claimholder so desires, to reconvey the property to Claimholder once reclamation and other environmental obligations have been satisfied, although this provision shall not relieve Company from its obligation to make payments that accrued prior to such occurrence.

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     C. All payments shall be paid in US dollars in immediately available funds.

     D. Company hereby represents and warrants to Claimholder that it has adequate financial resources to make the payments required under this Section 3, as well as the Work Expenditures required under Section 4.

     E. Company shall also issue on or before December 1, 2004 to Searchlight 187,500 shares of Company's common stock and to Trust 62,500 shares of Company's common stock. The shares shall be validly issued, fully paid and nonassessable. The shares shall be restricted and eligible for resale pursuant to Rule 144 in accordance with said rule. Company, following its initial public offering, shall use its best efforts to comply with its reporting obligations under applicable securities law so as to enable Searchlight and Trust to utilize Rule 144 for resale of the shares following the applicable holding period.

     4. WORK EXPENDITURES. During the Lease Term, until terminated by Company under Section 6 or until the Purchase Option is exercised under Section 7, Company shall make work expenditures ("Work Expenditures") on or for the benefit of the Property in the following amounts:

          A. The sum of $100,000 on or before October 31, 2005. This is a firm commitment. If Company fails to perform the total amount of such Work Expenditures; Company shall pay Claimholder the deficiency in immediately available funds.

          B.   The sum of $100,000 on or before October 31, 2006.

          C. The sum of $100,000 on or before October 31 of each year thereafter.

Any excess of Work Expenditures in any year shall be carried forward to the succeeding year. If Work Expenditures in any year after the period ended October 31, 2005 are deficient and Company desires to maintain the Lease and Purchase Option in effect, Company shall pay Claimholder in immediately available funds a sum equal to the deficiency in lieu of the Work Expenditure shortfall. For purposes of this Agreement, "Work Expenditures" is defined as sums spent or incurred by Company directly on the Property for exploration and development of the Property, including drilling, geochemical sampling, geophysical or seismic survey, assaying, and ore reserve calculation; metallurgical and engineering analyses; environmental and permitting analyses and activities; feasibility studies; and financing investigations; plus 5% of such direct costs in lieu of headquarters overhead and general and administrative expenditures.

It is the parties' intention that work be done each year at the Oatman Project, with some work to be done at one or more of the other projects. In the event that, for two consecutive work years, Work Expenditures at any of the projects are less than $2,500 (an "Inactive Project"), Claimholder may request termination of the Lease with respect to the Inactive Project, whereupon Company may either pay Claimholder $2,500 to keep the Inactive Project subject to the Lease or Company may return the Inactive Project to Claimholder.

     5. RIGHTS AND OBLIGATIONS DURING LEASE TERM. The parties shall have the following rights and obligations during the Lease Term:

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          A. ACCESS TO PROPERTY AND PROVISION OF DATA. Company shall have full access to the Property to conduct such investigations and examinations as Company may deem desirable and to all information and data in Claimholder's possession and control pertaining to the Property necessary or desirable to enable Company to fully evaluate the Property and its commercial feasibility. Claimholder agrees to cooperate fully with Company in its investigation.

          B. ACTIVITIES BY COMPANY. Company shall have exclusive possession of the Property, subject to the paramount rights of the United States and / or the State of Arizona with respect to unpatented mining claims included in the Property, and shall have the exclusive right to conduct such exploration, evaluation, and development activities on the Property (including bulk sampling) as Company may desire. Claimholder shall provide at Company's expense all reasonable assistance to Company for the obtaining of any permits, licenses, and third party consents needed for such work. Company shall also have the right to contact the pertinent federal, state, and local permitting agencies, and to negotiate with such agencies.

          C. MAINTENANCE OF PROPERTY. Company shall maintain in good standing all unpatented mining claims that comprise the Property. Company shall, as required by the Federal Government with respect to unpatented mining claims on federal lands, perform required assessment work or timely pay all claim maintenance or rental fees and all required property taxes, and shall timely make all filings and recordings in the appropriate governmental offices required in connection with such payments. In the event Claimholder makes any such payment (although it shall have no obligation to do so), Company shall promptly reimburse Claimholder for payment of such holding costs upon receipt by Company of evidence of such payment. Company shall have the right to amend or relocate in the name(s) of Claimholder any unpatented mining claims included in the Property, to locate different types of claims on ground covered by existing claims, and to locate any fractions.

          D. SHARING OF DATA. During each year of the Lease Term, Company will share with Claimholder all information (including interpretive and non-interpretive data, subject to typical disclaimers regarding interpretive data and statements that Claimholder may not rely upon the same) obtained from the exploration, evaluation, and development activities pertaining to the Property, including providing a copy of any geological and other principal reports relating to the Property, and will report to Claimholder in writing at least quarterly regarding the progress of the exploration and evaluation work and Work Expenditures made during the period.

          E. CLAIMHOLDER ACCESS TO PROPERTY. Claimholder may have access to the Property at its sole risk on reasonable notice, and shall be entitled to conduct tours of the Property for investor relations and financing activities. Claimholder's exercise of its access rights shall not interfere in any way with Company's operations on the Property, which shall take precedence in the event of any conflict.

         F. CONDUCT OF OPERATIONS BY COMPANY AT THE PROPERTY. All of the exploration, development, mining, milling and related work and any other activities which may be performed by Company or its agents or contractors hereunder shall be performed in accordance with all of the terms and conditions of this Agreement and good mining practices, but the timing, nature, manner and extent of any exploration, development or any other operations or activities hereunder shall be in the sole discretion of Company, and there shall be no implied covenant to begin or continue any such operations or activities.

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         G. INDEMNITY. Except for damages sustained by Claimholder while on the
Property pursuant to Section 5F., Company agrees to indemnify and hold Claimholder and its affiliates, and their respective, officers, directors, employees, agents, members, partners and agents harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney's fees) that may be incurred for injury to or death of persons or damage to property, or otherwise, as a result of Company or its agents or contractors conducting any operations on or in connection with the Property.

         H. INSURANCE. Company agrees to carry such insurance, covering all persons working at or on the Property for Company, as will fully comply with the requirements of the statutes of the State of Arizona pertaining to worker's compensation and occupational disease and disabilities as are now in force or as may be hereafter amended or enacted. In addition, Company agrees to carry liability insurance with respect to its operations at the Property in reasonable amounts in accordance with accepted industry practices. Company agrees that Claimholder shall be named as an additional insured on all such policies, and agrees to forward to Claimholder certificates of such insurance policies not later than 10 days prior to the date that Company commences any such activities on the Property. Company shall have no right to commence any such activities until such certificates are delivered to Claimholder.

         I. COMPLIANCE WITH LAWS. Company agrees to conduct and perform all of its operations at the Property during the term of this Agreement in compliance with all valid and applicable federal, state and local laws, rules and regulations, including without limitation laws, rules and regulations pertaining to environmental protection, human health and safety, social security, unemployment compensation, wages and hours and conditions of labor, and Company shall indemnify and hold Claimholder harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney's fees) arising from or related to Company's failure to comply with said laws.

         J. TAXES. During the term of this Agreement, Company shall be responsible for payment of all taxes levied or assessed upon or against the Property, as well as any facilities or improvements located thereon.

         K. LIENS AND ENCUMBRANCES. Company shall keep title to the Property free and clear of all liens and encumbrances resulting from its operations hereunder; PROVIDED, HOWEVER, that Company may refuse to pay any claim asserted against it which it disputes in good faith. At its sole cost and expense, Company shall contest any suit, demand or action commenced to enforce such a claim and, if the suit, demand or action is decided by a court or other authority of ultimate and final jurisdiction against Company or the Property, Company shall promptly pay the judgment and shall post any bond and take all other action necessary to prevent any sale or loss of the Property or any part thereof. Company shall permit Claimholder to post Notices of Non-Responsibility at the collars of any shafts and in other locations required under Arizona law in order to prevent certain liens from attaching to the Property, and Company shall take all actions reasonably necessary to keep such notices posted in these locations.

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         L. RECLAMATION AND REMEDIATION. Company shall reclaim the Property, to the extent disturbed by Company during the term of this Agreement, in accordance with and as required by applicable federal, state and local laws, rules and regulations.

     6. RIGHT TO TERMINATE.

          A. TERMINATION.

               (1) BY THE COMPANY. Company may terminate this Agreement or the Lease at any time at its sole option by giving Claimholder 30 days' prior written notice, upon which all rights and obligations of the parties under this Agreement shall cease, except for any limitation of liability, indemnification, and confidentiality provisions set forth herein; PROVIDED, HOWEVER, that (i) if Company terminates this Agreement after April 1 of any year, Company agrees to pay governmental fees and make all governmental filings necessary to maintain the unpatented mining claims for the assessment year commencing on September 1 next following such notice of termination and
                    (ii) if Company terminates this Agreement or the Lease on or before June 30, 2005, Company shall remain obligated to comply with Section 4A.

               (2) BY CLAIMHOLDER. In the event that (i) Company shall fail to pay any of its monetary obligations under this Agreement when due and shall not pay same within 14 days following notice thereof by Claimholder or (ii) Company shall fail to perform any of its nonmonetary obligations under this Agreement and shall not cure its failure within 30 days following notice thereof by Claimholder (in each case an "uncured default"), Claimholder may terminate this Agreement upon three days written notice to Company. Termination pursuant to this Section 6.A.(2) shall not excuse Company from any of its obligations which accrued prior to the date of termination, and Claimholder shall retain all of its rights in law or in equity with respect thereto.

         B. RETURN OF DATA. As soon as practicable upon the termination of this Agreement, Company shall return to Claimholder copies of all title, environmental, metallurgical, geological, geophysical, milling and other data concerning the Property and furnished by Claimholder or previous owners of the Property or their agents or consultants to Company. At such time, Company shall also make available to Claimholder for examination and copying all survey maps, drill hole logs, sample locations and assays developed by Company with respect to the Property during the term of this Agreement and not previously made available to Claimholder and shall transfer custody to Claimholder of all drill cores.

         C. RELEASE. Upon termination of this Agreement, Company will promptly execute and deliver to Claimholder appropriate documents of conveyance releasing and conveying its interest in the Property to Claimholder.

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         D. SURRENDER OF POSSESSION AND REMOVAL OF EQUIPMENT. Upon termination of this Agreement, Company shall surrender possession of the Property, subject to the condition that Company shall have the right at any time within one year (or such longer period as Company can demonstrate is reasonably necessary) after such surrender or termination of this Agreement to (i) complete any reclamation obligations required of Company under this Agreement or by governmental law or regulation and (ii) remove all of its tools, equipment, machinery, supplies, fixtures, buildings, structures and other property erected or placed on such property by Company, excepting only timber, chutes and ladders in place for underground entry and support. Title to such property not removed within the time period set forth above shall, at the election of Claimholder, pass to Claimholder. Alternatively, at the end of the time period set forth above, Claimholder may remove any such property from the Property and dispose of same in a commercially reasonable manner, all at the expense of Company.

     7. EXERCISE OF PURCHASE OPTION. If Company decides to exercise the Purchase Option, upon each of (a) the completion of a "positive" feasibility study for the Property, (b) the making of an affirmative production decision for the Property by Company's and any parent corporation's Boards of Directors and (c) presentation to Claimholder of evidence satisfactory to Claimholder that Company has obtained the financing necessary to develop and operate the Property, Company shall give Claimholder notice thereof. Within 10 days after such notice, Claimholder shall deliver to Company a special warranty deed in form satisfactory to Company transferring title to a 100% interest in the Property, and reserving to Claimholder the net profits interest ("NPI") in production from the Property and the net smelter returns royalty ("NSR"), each as set forth in
Section 8 below, and Company shall deliver to Claimholder the sum of $10.00.

     8. CLAIMHOLDER NPI AND NSR ROYALTY.

         A. CLAIMHOLDER NPI. Upon completion of the payments under Section 3.A., Company shall have a 75% NPI in the Property and Claimholder shall have a 25% NPI in the Property. Upon termination of this Lease (other than as a result of Company's exercise of its Purchase Option, Company's NPI shall be reduced permanently to zero (-0-%) and Claimholder's shall be increased permanently to 100%. For purposes of Claimholder's and Company's respective NPI, "Net Profits" shall be calculated pursuant to generally accepted accounting principles in the United States of America, PROVIDED, HOWEVER, that the calculation of net profits shall not include any benefit or loss from price hedging and price protection arrangements conducted by or on behalf of Company and, PROVIDED, FURTHER, that Company shall be entitled to deduct from revenues only the following percentages of total operating costs in lieu of headquarters overhead and headquarters general and administrative expenses: 3% during the development/construction stage of operations and 1% during the mining and processing stage of operations and, PROVIDED, FURTHER, that no deduction shall be made for depletion or depreciation. Claimholder's NPI shall be a fully carried interest, and Claimholder shall not be required to fund any expenses relating to the Property or its exploration , development, production or reclamation.

          B. NET SMELTER RETURNS ROYALTY. In addition to Claimholder's NPI, Claimholder hereby reserves a five (5%) percent net smelter returns royalty ("NSR Royalty") for all commodities produced. For purposes of this Agreement, the "net smelter return" is defined as the amount of money which the smelter or refinery, as the case may be, pays the Company for the commodity based on the then current spot price of the commodity, with deductions for costs associated with further processing but without deductions for taxes, calculated on an FOB mine site basis.

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          C. PAYABLE IN KIND; PAYABLE QUARTERLY. Claimholder may elect to receive in kind its NPI or its NSR Royalty (as described below). Both royalties shall be payable quarterly.

     9. "PROJECT AREA" / AREA OF INTEREST. If either party or if any affiliate of a party, or any officer, director, employee, partner, member or agent thereof, now has or hereafter acquires any property interest within the boundaries of Twp 11.5N Range 1E, Twp 12N Range 2E, Twp 13N Range 2 E, Twp 18N Range 20W or Twp 19N Range 20W, GSRBM, Arizona, or within one mile of the perimeter of such boundaries (the "Project Area"), such party shall give prompt notice to the other party and such property interests shall, at the option of the other party, exercised within 45 days after notice of such acquisition by the acquiring party, become part of the Property and become subject to this Agreement (the "Additional Property. If Company does not exercise the Purchase Option and the Lease is terminated, Claimholder shall have the right to retain any Additional Property acquired by Company at no cost to Claimholder.

     10. CROSS - INDEMNITY. Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless the other party, its successors, affiliates, assigns, officers, directors and employees, members, partners and agents ("Indemnities") from and against any and all claims, actions suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorney's fees, arising out of or pertaining to (i) any breach by the indemnifying party of any representation, warranty or obligation under this Agreement or (ii) any activities conducted by the Indemnifying Party or its agents on the Property.

     11. ASSIGNMENT. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that Claimholder may assign its interest at any time after October 31, 2004 to a third party without the consent of Company if such third party agrees to assume all of Claimholder's obligations under this Agreement, and provided further that Company may assign its interest to an affiliated company or a successor without the consent of Claimholder, provided that the assignee agrees to assume all of Company's obligations under this Agreement and has a tangible net worth no less than that of Company prior to the assignment.

     12. GOVERNING LAW. CONSENT TO JURISDICTION. This Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts of laws principles. Each party consents to the exclusive jurisdiction and venue of the federal and state courts sitting in Mohave County or Yavapai County, Arizona, U.S.A. over any dispute, claim, lawsuit or proceeding arising from or pertaining to this Agreement, and waives any argument that such courts are an "inconvenient forum."

     13. AFFILIATED COMPANIES. Each party shall take such actions as may be necessary to cause its affiliates to comply with the obligations contemplated herein. "Affiliate" of a party means any person, partnership, joint venture, corporation, or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, the party.

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     14. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be delivered to the parties by personal delivery, registered or certified mail, facsimile transmission, or express delivery service at the addresses set forth below, or to such other address as the parties may later designate by like notice to each other:

     Company:

Galaxy Minerals Inc.
500 Park Ave., Suite 203
Lake Villa, IL 60046 U.S.A.
Phone: 847.265.7600
FAX: 847-265-0995
Attn: Scott Goldstein

     Searchlight:

Searchlight Exploration LLC
5821 Pristine Falls Ave
Las Vegas, NV 89131 U.S.A.
Phone: 702.396-5292
FAX: 702.396-2347
Attn: Frederick C. Bauman

      Trust:
Mr. John B. McIntyre
6907 Baylor Dr.
Alexandria, VA 22307 USA

All notices required or permitted to be given hereunder shall be deemed to have been given on the date of actual receipt.

     15. RULE AGAINST PERPETUITIES. Anything in this Agreement to the contrary notwithstanding, Company may not exercise its Purchase Option, which shall thereupon become null and void, later than 21 years after the end of the life of the last to survive of Frederick C. Bauman, Barbara McIntyre Bauman, John B. McIntyre, Betty M. McIntyre, Gail Neyland, John Neyland, George Hyatt and James Bauman, who are locators of claims owned or being explored by Searchlight.

     16. DOLLARS. All dollar ($) amounts used in this Agreement or any Exhibit or Schedule hereto are U.S. $ Dollars.

     17. OTHER BUSINESS OPPORTUNITIES. This Agreement is, and the rights of the parties are, strictly limited to the matters set forth herein. Subject to the provisions of Section 9 relating to Additional Property in the Project Area, the parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein.

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     18. CONFIDENTIALITY. Except as set forth in Section 20, the parties hereto agree to treat all data, reports, records and other information developed under this Agreement and applicable to the Property as confidential, and unless any party is required by any law, rule, regulation or order to disclose any of such information, it shall not be disclosed to any person other than consultants, contractors or potential investors or assignees, without the written agreement of both parties, which will not unreasonably be withheld.

     19. MEMORANDUM FOR RECORDING. Simultaneous with the receipt by Claimholder of the all payments pursuant to Section 3.A., the parties agree to execute for recording purposes a written Short Form of Exploration and Development Lease / Option Agreement, setting forth the basic terms and conditions of this Agreement as necessitated or permitted by Arizona law.

     20. PUBLIC ANNOUNCEMENTS. Disclosure of information relating to this Agreement or the Property may be made by either party if such information is required to be disclosed to any federal, state, provincial or local government or appropriate agencies and departments thereof or if such information is required by law, stock exchange rule or regulation to be publicly announced. Otherwise, public announcements or reports by either party of information relating to this Agreement or the Property shall be made only on the basis of agreed texts upon the prior written consent of the other party, which consent shall not unreasonably be withheld. Each of Claimholder and Company accordingly agrees that it will, not less than forty-eight hours in advance of making public any information referred to in the preceding sentence, give the other party written notice of the text of the proposed report and provide the non-disclosing party with the opportunity to object to the form and content thereof before the same is issued. The non-disclosing party shall respond within forty-eight hours of receipt of such notice, or its silence will constitute a waiver of objection to the terms of the proposed text.

     21. WAIVER; AMENDMENT. Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but such waiver must be in writing and signed by the party granting the waiver. No such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition thereof. Any of the terms or provisions of this Agreement may be amended or modified at any time, but only in a writing signed by each of the parties hereto.

     22. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

     23. ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or pertaining to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney's fees and costs.

     24. FURTHER ASSURANCES. At the request of either party, the parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either party to effect the purposes of this Agreement and the transactions contemplated hereby.

     25. COUNTERPARTS. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.


  26. NO BROKERS OR FINDERS. Each party represents and warrants to the other party that, except for Scott Goldstein, whose compensation shall be the sole responsibility of the Company, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it in such manner as not to give rise to any valid claim against either party, or any third party, for a brokerage commission, finder's fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto, through their duly authorized representative, have executed and delivered this Agreement as of the day and year first above written.

SEARCHLIGHT EXPLORATION LLC,                THE MCINTYRE / BAUMAN
an Arizona limited liability company        New Jersey Trust dated December 15,
                                            2001


By /s/ Frederick C. Bauman                  /s/ John B. McIntyre
   -----------------------------------      ------------------------------------
   Frederick C. Bauman                      John B. McIntyre, sole trustee
   Manager and sole member



GALAXY MINERALS INC.
A Florida corporation


By /s/ Matthew S. Symonds
Name: Matthew S. Symonds
Title: CEO / President





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

                                             Exhibit A
                                      Treasure King Property
                              Big Bug / Turkey Creek Mining Districts
                                      Yavapai County, Arizona

                                                                                           Approx
Claim             AMC#   Recording Info        Township / Range / Section   Date Located   Acreage
-----             ----   --------------        --------------------------   ------------   -------
Treasure King    AMC356410 Bk 3928 p281        T11.5N R1E Sec 24            5/8/2002         20
Lode Claim
TK#1             AMC356669 Bk 3957 p 462       T11.5N R1E Sec 24, 25        9/7/2002         160
TK#2             AMC356667 Bk 3957 p 463       T11.5N R1E Sec 25, 36        9/7/2002         160
TK#3             AMC356668 Bk 3957 p 464       T11.5N R1E Sec 36            9/7/2002         160
TK#4             AMC356930 Bk 3965 p 702       T11.5N R1E Sec 36            9/20/2002        160
Lode claims in process of location:
Treasure King #2
Treasure King #3
Treasure King #4
Treasure King #5
Treasure King #6


                                     Copper Mountain Property
                                     Agua Fria Mining District
                                      Yavapai County, Arizona

AF#1             AMC360628   Bk 4113 p 108     T12N R2E Sec 6               1/19/2004        146.56
AV#1             AMC360759   Bk 4121 p 524     T12N R2E Sec 7               2/16/2004        150.95
AV#2             AMC360760   Bk 4121 P 525     T12N R2E Sec 7               2/16/2004        158.12
AV#3             AMC360761   Bk 4121 p 526     T12N R2E Sec 6, 7            2/16/2004        152.83
AV#4             AMC360862   Bk 4121 p 527     T12N R2E Sec 18              2/16/2004        142.35
AV#5             AMC360863   Bk 4121 p 528     T12N R2E Sec 17, 18, 19, 20  2/16/2004        159.79
AV#6             AMC360864   Bk 4121 p 529     T12N R2E Sec 19, 30          2/16/2004        159.28
AV#7             AMC360991   Bk 4121 p 530     T12N R2E Sec17, 20           2/16/2004        158.5
AV#8             AMC360992   Bk 4121 p 531     T12N R2E Sec 20              2/16/2004        159.61
AV#9             AMC360993   Bk 4121 p 532     T12N R2E Sec20               2/16/2004        160
AV#10            AMC360994   Bk 4121 p 533     T12N R2E Sec 20              2/16/2004        160
AV#11            AMC360995   Bk 4134 p 916     T12N R2E Sec 19              3/21/2004        160
AV#12            AMC360966   Bk 4134 p 917     T12N R2E Sec 25, 30          3/21/2004        160
AV#13            AMC360997   Bk 4134 p 918     T12N R2E Sec 30              3/21/2004        160
AV#14            AMC360998   Bk 4134 p 919     T12N R2E Sec 30              3/21/2004        158
Lode claims in process of location:
Big Bug
Old Minor
Copper Hill #1
Copper Hill #2
Copper Hill #3
Hack#1


                                           Yaba Property
                                    Yarber Wash Mining District
                                      Yavapai County, Arizona

Monstro Verde 1  AMC356929 Bk 3965 p 701       T13N R2E Sec 33              9/20/2002        160
Monstro Verde 2  AMC357865 Bk 4012 p 537       T12N R2E Sec 3               3/17/2003        160
Monstro Verde 3  AMC357866 Bk 4012 p 538       T12N R2E Sec 2               3/17/2003        160
                                               T13N R2E Sec 34
Lode claims in process of location:
Yaba Gold Dot
Tri-Metals

                                          Oatman Project
                                   San Francisco Mining District
                                      Mohave County, Arizona

Central Claim Block

Patented Claims:
The Lexington, Boston, Alice, Happy New Year, Only Chance and Big Johnnie Lode
Mining Claims, in the San Francisco Mining District, being shown on Mineral
Survey No. 2775, on file in the Bureau of Land Management, as granted by Patent recorded in Book 22 of Deeds, Page 332, records of Mohave County, Arizona.

The Bunker Hill Lode Mining Claim, in the San Francisco Mining District, being shown on Mineral Survey No. 3190, on file in the Bureau of Land Management, as granted by Patent recorded in Book 25 of Deeds, Page 557, records of Mohave
County, Arizona.

Unpatented Claims:
Big John Lode    AMC357922  Bk4480 Pg821       T19N R20W Secs 22,23         3/15/2003        20
BJ#1             AMC357923  Bk4480 Pg823       T19N R20W Secs22,23,24       3/15/2003        156.6
BJ#2             AMC357924  Bk4480 Pg826       T19N R20W Sec26              3/15/2003        157.5
BJ#3             AMC357925  Bk4480 Pg829       T19N R20W Sec 26             3/15/2003        160
Big John #4      AMC360061  Bk4813 Pg703       T19N R20W Sec 25             12/7/2003        120
Argo Lode        AMC360022  Bk 4807 Pg 100     T19N R20W Sec 24             12/7/2003        20
Big John #5      AMC360062  Bk 4813 Pg 706     T19N R20W Sec 24             12/7/2003        150
Big John #6      AMC360063  Bk4813 Pg709       T19N R20W Sec 25             12/7/2003        160

Southern Claim Block

Unpatented Claims:
Armil Lode       AMC360428  Bk4836 Pg672       T18N R20W Secs4,9            1/4/2004         20
GQ#1             AMC357926  Bk4480 Pg832       T18N R20W Secs 9, 10         3/15/2003        140
GQ#2             AMC360429  Bk4826 Pg672       T18N R20W Secs4,9            12/25/2003       160
GQ#3             AMC360430  Bk4826 Pg158       T18N R20W Secs10,15          12/25/2003       155
GQ#4             AMC360431  Bk4836 Pg674       T18N R20W Secs 4,5           1/4/2004         160
GQ#5             AMC361420  Bk4926 Pg309       T18N R20W Sec 4              3/6/2004         155
                                               T19N R20W Secs 32, 33
Q#6              AMC361421  Bk4926 Pg312       T18N R20W Sec 4              3/6/2004         160
                                               T19N R20W Sec 33
GQ#7             AMC361422  Bk4926 Pg315       T18N R20W Secs3, 4           3/6/2004         160
                                               T19N R20W Secs 33, 34
GQ#8             AMC361423  Bk4926 Pg318       T18N R20W Sec 3              3/6/2004         159.37
                                               T19N R20W Sec 34
GQ#9             AMC361424  Bk4926 Pg321       T18N R20W Sec 2              3/6/2004         155
                                               T19N R20W Sec 35
GQ#10            AMC361514  Bk4926 Pg 324      T18N R20W Sec 4              3/6/2004         160
GQ#11            AMC361515  Bk4926 Pg327       T18N R20W Sec 3,  4          3/6/2004         160
GQ#12            AMC361516  Bk4926 Pg330       T18N R20W Secs 2,3           3/6/2004         160
GQ#13            AMC361517  Bk4926 Pg333       T18N R20W Secs 2,3           3/6/2004         160
GQ#14            AMC361518  Bk4926 Pg336       T18N R20W Secs 3,4           3/6/2004         160
GQ#15            AMC361076  Bk4926 Pg339       T18N R20W Secs3,4,9,10       3/6/2004         159
GQ#16            AMC361077  Bk4926 Pg342       T18N R20W Sec 10             3/6/2004         160
Unpatented claims in process of location:
Lazy Boy
Peerless
Paragon
United Oatman
Oatman Southern
Nellie May 1
Nellie May 14
Nellie May 20
Nellie May 39
Arataba #1
Arataba #2
Arataba #3


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